                              POLYMER GROUP, INC.

          EXHIBIT 11--STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                                                             THREE MONTHS
                                     ACTUAL      ACTUAL       ACTUAL     PRO FORMA              ENDED
                                   ---------- ------------ ------------ ------------ -----------------------------
                                                            YEAR ENDED                     ACTUAL        PRO FORMA
                                   YEAR ENDED -------------------------------------- ------------------- ---------
                                   JANUARY 1, DECEMBER 31, DECEMBER 30, DECEMBER 30, APRIL 1,  MARCH 30, MARCH 30,
                           NOTES      1994        1994         1995         1995       1995      1996      1996
                          -------- ---------- ------------ ------------ ------------ --------  --------- ---------
PRIMARY INCOME (LOSS)
 PER COMMON SHARE
    Net income (loss)
     available to common
     stock..............    (A)      $  960     $(23,919)    $(28,446)     $6,542    $(11,504)  $(2,587)  $   868
                                     ======     ========     ========      ======    ========   =======   =======
Common shares
 Weighted average shares
  outstanding...........                176          938        1,097         --        1,521       956       --
 Adjustments:
  Common share
   equivalents Shares...    (B)      18,906       18,144       17,985         --       17,561    18,126       --
   Warrants to purchase
    common shares
    converted prior to
    offering............    (B)       1,418        1,418        1,418         --        1,418     1,418       --
                                     ------     --------     --------      ------    --------   -------   -------
 Weighted average number
  of shares outstanding.  (B), (C)   20,500       20,500       20,500      32,000      20,500    20,500    32,000
    Primary income
     (loss) per common
     share..............             $ 0.05     $  (1.17)    $  (1.39)     $ 0.20    $   (.56)  $  (.13)  $   .03
                                     ======     ========     ========      ======    ========   =======   =======
INCOME (LOSS) PER COMMON
 SHARE ASSUMING FULL
 DILUTION
    Net income (loss)
     available to common
     stock..............    (A)      $  960     $(23,919)    $(28,446)     $6,542    $(11,504)  $(2,587)  $   868
                                     ======     ========     ========      ======    ========   =======   =======
Common shares
 Weighted average shares
  outstanding...........                176          938        1,097         --        1,521       956       --
 Adjustments:
  Common share
   equivalents Shares...    (B)      18,906       18,144       17,985         --       17,561    18,126       --
   Warrants to purchase
    common shares.......    (B)       1,418        1,418        1,418         --        1,418     1,418       --
                                     ------     --------     --------      ------    --------   -------   -------
 Weighted average number
  of shares outstanding.  (B), (C)   20,500       20,500       20,500      32,000      20,500    20,500    32,000
    Income (loss) per
     common share
     assuming full
     dilution...........             $ 0.05     $  (1.17)    $  (1.39)     $ 0.20    $   (.56)  $  (.13)  $   .03
                                     ======     ========     ========      ======    ========   =======   =======
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NOTE REFERENCE:
(A) Adjusted for cumulative dividends on redeemable preferred stock.
(B) In accordance with Staff Accounting Bulletin No. 83 of the Securities and
    Exchange Commission, all issuances of the Company's common stock and warrants prior to the expected initial public offering (the "Offering") of the Company's common stock at prices below the expected offering price during the twelve month period preceding the planned offering, have been included as common stock equivalents for purposes of calculating net income (loss) per common share as if they had been issued at the Company's inception.
(C) The calculation of weighted average shares outstanding gives effect to the approximate 19.97 to 1 stock split which was approved by the Company's board of directors on March 5, 1996.